Exhibit 99.1

NextBoat Reports Strong Integration Progress Following APEX Acquisition

Company Achieves Early Sales Success, Expands Service Capacity, and Identifies Significant Cost
Savings Within First 60 Days

Wilmington, NC – ACCESS Newswire – June 24, 2026 – NextBoat Inc. (NYSE American: NXB) (“NextBoat” or the “Company”), today announced significant progress in the first 60 days following its acquisition of Apex Marine Companies (“APEX”). Since completing the transaction on May 1, 2026, the Company has successfully integrated APEX’s entire boat inventory into the NextBoat platform, substantially expanding the product offerings available to its broker network and customers. In addition, the majority of APEX’s pre-owned inventory has been successfully transitioned to the Company’s Miami location, further centralizing operations, improving inventory management, and enhancing sales visibility across the platform.

The integration has been accompanied by strong sales performance. Since the acquisition, the APEX sales team has completed the sale of 15 vessels across multiple product categories, reflecting continued customer demand and a successful transition into the NextBoat platform. In addition, the Company is actively working to close additional boat sales during June, with several transactions already completed and others currently pending.

“The successful integration of APEX and the strong performance of our team demonstrate the value of this acquisition and our ability to execute strategically,” said Andy Simmons, President of APEX Operations. “Our employees have embraced the transition, and we are already seeing measurable results across sales, service operations, and cost management.”

NextBoat has also continued to expand its service capabilities. The service department currently stores eight boats on-site and is developing additional yard space on the rear portion of the property. The expansion is expected to be completed by the end of June and is anticipated to increase operational capacity while generating meaningful long-term cost savings.

As part of its operational optimization strategy, NextBoat has taken decisive action to eliminate underperforming assets and streamline operations. The Company has closed its Haulover location and has already identified approximately $90,000 in monthly SG&A reductions through facility consolidation, vendor rationalization, personnel optimization, and other operating efficiencies. Additional opportunities for savings and operational improvements remain under evaluation.

These accomplishments represent important milestones in NextBoat’s post-acquisition integration strategy and position the Company for continued growth, improved profitability, and enhanced operational performance throughout the remainder of 2026.

“Our goal is to build a more efficient, scalable platform that delivers exceptional service to customers while creating long-term value for shareholders,” said Brian John, Chief Executive Officer. “By centralizing inventory and expanding our service infrastructure, we expect to improve operating efficiency, reduce costs, and provide an even higher level of support to our customers and manufacturing partners.”

About NextBoat Inc.

Founded in 2012, NextBoat Inc., previously known as Off The Hook YS Inc., is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, financed, and serviced across the United States. Through proprietary technology, transaction data, financing capabilities, and a growing national acquisition network, the Company operates across boat brokerage, wholesale inventory acquisition, auctions, financing, and marine services. NextBoat’s ecosystem includes Off The Hook Yachts, Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, NextBoat is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Investor Relations
ir@nextboat.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws regarding NextBoat Inc. (“Company”), including, without limitation, statements regarding the Company’s business strategy, technology platform, market opportunity, planned operations, and expected results and benefits. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative of such terms thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these identifying words.

These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond our control. Actual results, performance or achievements, including the timing of events, may differ materially from those expressed or implied by the forward-looking statements as a result of various risks and uncertainties, including those described under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC. Copies of these filings are available on the SEC’s website at www.sec.gov. Investors are cautioned that forward-looking statements are not guarantees of future performance, and are cautioned not to place undue reliance on any such forward-looking statements. The forward-looking statements made in this press release are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update, revise or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances occurring after the date such statements were made, except as required by applicable law.